       UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 17, 2008, the Company executed a Modification and Amendment Agreement (the “Agreement”) with Alpha Capital Anstalt; Whalehaven Capital Fund Limited; and Genesis Microcap Inc. (collectively, the “Investors”).  Under the Agreement, the Company agreed to extend the maturity dates of the convertible promissory notes held by the Investors, in the initial aggregate principal amount of $2,375,000 (collectively, the “Notes”), from April 27, 2008, to April 27, 2009.

In consideration of the Investors’ agreement to extend the Notes’ maturity date, the Company agreed, within five business days of the date of the Agreement, to deliver to the Investors Class C Warrants to purchase an aggregate of 400,000 shares of the Company’s common stock, on a pro rata basis.  The Class C Warrants shall be exercisable for a period of three years, at an exercise price of $2.85 per share.   The Company granted to the Investors all of the anti-dilution protections as described in Section 3.4 of its Class A Warrants and Section 12(b) of the parties’ Subscription Agreement dated October 26, 2006, and amended on December 8, 2006, in connection with the Class C Warrants and the shares of common stock issuable upon their exercise.  In addition, the Company granted to the Investors the piggy-back registration rights described in Section 11.1(ii) of the parties’ Subscription Agreement in connection with the Class C Warrant shares.  In the event that the shares underlying the Class C Warrants are not registered, then the Class C Warrants will have no expiration date.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Modification and Amendment Agreement

10.2

Subscription Agreement*

*  Incorporated by reference from our Registration Statement on Form SB-2, which was filed with the Securities and Exchange Commission on December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	3/18/08	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President